                Exhibit 99
   Form 4 Joint Filer Information

Name:     Westbury (Bermuda) Ltd.
Address:    11 Victoria Street,
     P.O. Box HM 1065
     Hamilton, HMEX Bermuda
Date of Event Requiring Statement: 3/24/08